EXHIBIT 99.9
[FORM OF PROXY CARD]

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF SAGE, INC.
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 11, 2002

         The undersigned stockholder of SAGE, INC., a Delaware corporation (“Sage”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated January 8, 2002, and hereby names, constitutes and appoints Simon P. Westbrook and Chandrashekar M. Reddy, or any one of them, as proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Sage, to be held on February 11, 2002, at 9:00 a.m. local time, at Sage’s Headquarters, at 1601 McCarthy Boulevard, Milpitas, California, and at any adjournment or adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus. The undersigned hereby revokes any proxy previously given with respect to such shares.

See Reverse Side

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PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW.	Please mark your votes as indicated in this example	☒

	FOR	AGAINST	ABSTAIN
Proposal:  To approve and adopt the Agreement and Plan of Merger and
                  Reorganization, dated as of September 27, 2001, by and between
                  Genesis Microchip and Sage and to approve the merger described therein. Prior to the merger, Genesis Microchip will effectively convert from a Nova Scotia company to a Delaware corporation, which we refer to as Genesis Microchip Delaware. Pursuant to the merger agreement, a wholly owned subsidiary of Genesis Microchip Delaware will be merged into Sage and Sage will survive the merger as a wholly owned subsidiary of Genesis Microchip Delaware.
	☐	☐	☐

In their discretion, the proxies are authorized to vote by the undersigned upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/sagi
Use the Internet to vote your
proxy. Have your proxy card in
hand when you access the web
site. You will be prompted to
enter your control number,
located in the box below, to
create and submit an electronic
ballot.
OR
Telephone
1-800-435-6710
Use any touch-tone telephone to
vote your proxy. Have your
proxy card in hand when you
call. You will be prompted to
enter your control number,
located in the box below, and
then follow the directions given.

	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.